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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):        March 24, 1998



                          American United Global, Inc.
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             (Exact name of registrant as specified in its charter)



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


             Delaware                                   0-19404                       95-4359228
            (State or other jurisdiction              (Commission                  (I.R.S. Employer
             of incorporation)                       File Number)                 Identification No.)


         11130 NE 33rd Place, Suite 250
         Bellevue, Washington                                                       98004
        (Address of principal executive offices)                                 (Zip Code)
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Registrant's telephone number, including area code:  (425) 803-5400


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          (Former Name or Former Address, if Changed Since Last Report)


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                           CURRENT REPORT ON FORM 8-K

                          AMERICAN UNITED GLOBAL, INC.

                                 March 24, 1998


Item 5.  Other Events.

          Investment Transactions with Conese Enterprises, Ltd.

         American United Global, Inc., a Delaware corporation (the "Company"), and Conese Enterprises, Ltd., a privately held investment company ("Conese
Enterprises"), entered into a Securities Purchase Agreement, dated as of March
24, 1998 (the "Securities Purchase Agreement"). Subject to the terms and conditions of the Securities Purchase Agreement, Conese Enterprises and/or certain of its associates (the "Enterprises Group") have agreed to make an investment in the Company and certain of its subsidiaries (the "Investment
Transactions") and acquire the following securities:

         (a) In consideration for an investment of not less than $4.0 million and not more than $5.5 million in cash, the Enterprises Group has agreed to purchase, for $10.00 per share, between 400,000 and 550,000 shares of the Company's Series B-3 voting convertible preferred stock, par value $0.01 per share (the "Series B-3
              Preferred Stock"). The Series B-3 Preferred Stock, when issued, will have a $10 per share liquidation value and will be convertible into between 2.0 million and 2.75 million shares of the Company's common stock, par value $0.01 per share (the "Common
              Stock"), at an estimated conversion price of $2.00 per share.

         (b)  the Enterprises Group shall receive 10-year warrants (the "Company
              Warrants") to purchase an additional 3,000,000 shares of the Company's Common Stock, exercisable at $2.50 per share during the first 5 years and $3.00 per share during the second 5 years of the term of the Company Warrants;

         (c)  in consideration for an investment of $250,000, the Enterprises
              Group will purchase 200,000 shares of common stock of IDF
              International, Inc. ("IDF"), a 48%-owned affiliate of the Company;

         (d)  the Enterprises  Group shall receive 10-year warrants
              ("IDF Warrants") to purchase an additional 300,000 shares of common stock of IDF at $1.25 per share; and

         (e)  the Enterprises Group shall receive 10-year warrants ("WPEC
              Warrants") to purchase 150,000 shares of common stock of the Company's Western Power & Equipment Corp. subsidiary ("WPEC"), exercisable at $6.21 per share (the average of the closing market prices of WPEC common stock as traded on The Nasdaq National
              Market for the 10 trading days prior to the March 24, 1998 date of the Securities Purchase Agreement).

The conversion price of the Series B-3 Preferred Stock and the exercise prices of the Company Warrants are subject to certain adjustments to protect the holders against dilution. Upon completion of the Investment Transactions (i)
Eugene P. Conese, Jr. will become the President and Chief Executive Officer of the Company, (ii) Robert M. Rubin and five other members of the current seven-member Board of Directors of the Company shall resign, and (iii) five representatives of the Enterprises Group will be appointed by the remaining members of the Board of Directors to fill the vacancies created by such resignations and will represent a majority of the members of the Board. In addition, designees of the Enterprises Group will represent a majority of the members of the Board of Directors of IDF, and will have significant representation on the WPEC board of directors. For a period of three years after the closing of the Investment Transactions, each of Robert M. Rubin and certain other existing stockholders of the Company and IDF shall vote all of their shares of Common Stock of the Company and common stock of IDF in favor of the election of designees of the Enterprise Group to constitute a majority of the Boards of Directors of each of the Company and IDF.

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         Conese Enterprises is a privately-owned investment company whose sole stockholder, Eugene P. Conese, Sr., most recently served as the Chairman and
Chief Executive Officer of Greenwich Air Services, Inc. (Nasdaq National
Market--GASI) until its recent acquisition by General Electric Company. Founded by Mr. Conese, Sr. in 1987, when he acquired a regional gas turbine engine and air frame servicer for a capital investment of approximately $1.5 million, under the management of Eugene P. Conese, Sr. and his son, Eugene P. Conese, Jr., GASI
quickly became the consolidator in its business and grew to become the largest independent gas turbine engine overhaul, maintenance, and repair service company in the world. After completing its initial public offering at $9.00 per share in
1993, GASI made two major strategic industry acquisitions in 1994 and 1996. In
February 1997, GASI contracted to acquire UNC Incorporated (NYSE--UNC). However, in September 1997, prior to completion of the UNC acquisition, Mr. Conese, Sr.
was instrumental in engineering the sale of both GASI and UNC to General
Electric Company, with GASI stockholders receiving in the merger transaction in excess of $550 million, or $31 per share ($62 per share, after giving effect to a two-for-one stock dividend effected by GASI in 1996) in cash and General
Electric stock. Mr. Conese, Sr. is currently a member of the Board of Directors of Trans World Airlines and of Renex Corp. (Nasdaq), where he is chairman of the
Compensation Committee. He is Chairman and principal stockholder of World Air
Lease, Inc. and is a consultant to the Engine Services division of General
Electric. Upon consummation of the Investment Transactions, Mr. Conese will become Chairman of the Board of Directors of the Company. Eugene P. Conese,
Jr., who will become President and Chief Executive Officer of the Company upon consummation of the Investment Transactions, was a director of GASI from 1987 until its sale to General Electric in September 1997. Mr. Conese, Jr. served as
President and Chief Operating Officer of GASI from 1990 to September 1997, and was a Vice President of GASI from March 1989 to November 1990.

         Under the leadership of Eugene P. Conese, Sr. and Eugene P. Conese,
Jr., the Company will seek to enhance stockholder value by expanding the existing construction equipment sale, rental and servicing business of WPEC and the telecommunications and construction engineering businesses of IDF through both internal growth and selective industry acquisitions. The Company will also seek to make strategic acquisitions of additional businesses deemed attractive by the Board of Directors.

         The Series B-3 Preferred Stock, when issued, will rank on a parity with the Company's currently authorized Series A Preferred Stock and Series B-1
Preferred Stock and senior to the Company's Common Stock with respect to dividends and distributions. Cumulative dividends will be payable quarterly at the annual rate of 7%, with the first such payment date being September 30, 1998. At the option of the holder, the Series B-3 Preferred Stock shall be convertible, in whole or in part on any one or more occasion into shares of Common Stock of the Company, at a conversion price which shall be equal to the lesser of (a) $2.00 per share, or (b) $1.00 in excess of the average of the closing bid prices of the Common Stock of the Company on the NASD OTC Bulletin
Board, on Nasdaq, or on any other national securities exchange, for the 20 trading days immediately prior to the closing of the Investment Transactions, in either case with each share of Series B-3 Preferred Stock being convertible into five shares of the Common Stock of the Company. Such conversion price and the applicable conversion ratio shall be subject to adjustment under certain conditions.

         The Series B-3 Preferred Stock shall not be subject to voluntary or mandatory redemption. However, if the Company shall be required to pay damages, fees, penalties, taxes, costs and/or expenses in an aggregate amount which shall equal $2.0 million or more (in excess of all amounts actually paid or reimbursed to the Company under any of the Company's liability or other insurance policies) as a result of the occurrence of certain events (including litigation which may be commenced against the Company or certain members of the Company's current board of directors), then each holder of the Series B-3 Preferred Stock shall have the right to require the Company to redeem such holder's shares of Series
B-3 Preferred Stock at $10.00 per share, or such holder may elect to convert such Series B-3 Preferred Stock into Common Stock at a conversion price equal to 75% of the applicable conversion price then in effect.

         Holders of the Series B-3 Preferred Stock will vote as a class on certain matters, and the vote of holders of at least two-thirds of the Series
B-3 Preferred Stock is required to effect any changes to the rights, privileges or designations of such Series B-3 Preferred Stock. In addition to class voting rights, the holders of the Series B-3 Preferred Stock shall have the right to vote, together with the Common Stock and the Series B-1 Preferred Stock (except as otherwise required by Delaware law), on all other matters submitted to the stockholders of the Company,

                                       3
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with each outstanding share of Series B-3 Preferred Stock entitled to vote on an
"as converted" basis based on a minimum of five votes for each outstanding share of Series B-3 Preferred Stock. In addition, if and for so long as the Company's
Common Stock is not traded on a national securities exchange or the Nasdaq Small
Cap Market, the Series B-3 Preferred Stock shall be entitled to ten votes per share, as though each such share had been converted into 10 shares of the
Company's Common Stock immediately prior to the applicable record date.

         The Company Warrants shall have a term of 10 years, shall entitle members of the Enterprises Group to purchase up to 3.0 million shares of Company
Common Stock, and will be exercisable at an exercise price of $2.50 per share for the initial five years and $3.00 per share for the second five years of their term. The Company Warrants are exercisable immediately upon issuance to the extent of 60% of the underlying shares ("Warrant Shares") of Common Stock
(1.8 million Warrant Shares), and as to the remaining 1.2 million Warrant Shares commencing one year from the date of issuance of the Company Warrants. The exercise price and the number of shares of Common Stock issuable upon exercise of the Company Warrants are subject to anti-dilution rights, including the issuance of Company securities at prices or price equivalents lower than the prevailing exercise price under the Company Warrants following a change of control of the board of directors and management of the Company.

         Under the Securities Purchase Agreement, in addition to its commitment to purchase between 400,000 and 550,000 shares of Series B-3 Preferred Stock of the Company, upon consummation of the Investment Transactions, Conese
Enterprises will also purchase 200,000 shares of common stock of IDF, at a purchase price of $1.25 per share, and will receive the IDF Warrants to purchase an additional 300,000 shares of IDF common stock at an exercise price of $1.25 per share. 60% of the IDF Warrants will be immediately exercisable and the remaining 40% will be exercisable one year from the date of issuance. The
Company owns approximately 48% of the voting securities of IDF. However, in the event that IDF consummates a registered public offering of its shares of common stock at an offering price of $5.00 per share or more, all of the IDF Warrants shall expire upon consummation of such public offering, unless exercised in whole or in part by the Enterprises Group, on a date which shall be not later than the effective date of such public offering.

         Conese Enterprises shall also receive upon consummation of the Investment Transactions, ten-year WPEC Warrants to purchase 150,000 shares of the common stock of WPEC. The WPEC Warrants shall be exercisable at $6.21 per share, on a date which shall be the earliest of (a) the sale, liquidation or distribution of the Company's equity interest in WPEC, (b) consummation of a public offering of securities of WPEC, or (c) such date as the average of the closing prices of WPEC common stock as traded on the Nasdaq National Market or other recognized securities exchange, shall exceed $12.42 per share (200% of the initial per share exercise price of the WPEC Warrants) for any 20 consecutive trading days, or (d) one year from the date of consummation of the Investment
Transactions.

         Pursuant to the terms of the Company Warrants, IDF Warrants and WPEC
Warrants to be issued to the Enterprises Group in the Investment Transactions, the holders of the shares of common stock issued upon exercise of such warrants will have certain "demand" registration rights and "piggyback" registration rights with respect to the registration of such securities under the Securities
Act of 1933, as amended.

         Under the Securities Purchase Agreement, consummation of the Investment
Transactions is subject to a number of conditions, including approval by the Company's stockholders, maintenance by the Company of certain net cash reserves, the liquidation or sale of the Company's software businesses, the disposition of related liabilities upon terms satisfactory to Conese Enterprises, the relisting of the Company's Common Stock and publicly-traded warrants on the Nasdaq Stock
Market or the listing of such securities on the American Stock Exchange, and certain other conditions.

         The Securities Purchase Agreement may be terminated prior to the Closing Date (i) by mutual agreement of the all parties to the Securities
Purchase Agreement; or (ii) by either party in the event that the other party shall have breached any of their representations and warranties or failed to perform their respective obligations under the Securities Purchase Agreement, or
(iii) by either the Company or Conese Enterprises if the closing of the Investment Transactions shall not have occurred by 5:00 p.m. (New York City
Time) on June 30, 1998.

                                       4
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          The information set forth above is qualified in its entirety by reference to the Securities Purchase Agreement, dated as of March 26, 1998, filed herewith as Exhibit 99.1.

Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

Exhibit No.       Description

*99.1             Securities Purchase Agreement, dated as of March 24, 1998.
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*  Filed electronically herewith.


                                       5
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            AMERICAN UNITED GLOBAL, INC.



Date:  April 23, 1998                       By: /s/ David M. Barnes
                                               -----------------------
                                                 David M. Barnes
                                                 Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.       Description

*99.1             Securities Purchase Agreement, dated as of March 24, 1998.
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*  Filed electronically herewith.